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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-66700) pertaining to the 2001 Equity Incentive Plan, in the Registration Statements (Form S-8 No. 333-49524 and 333-29335) pertaining to the 1998 Incentive Stock Plan, 1992 Equity Incentive Plan, 1992 Employee Stock Purchase Plan and 1992 Stock Option Plan for Non-Employee Directors, in the Registration Statement (Form S-8 No. 333-10773) pertaining to the 1992 Equity Incentive Plan, in the Registration Statement (Form S-8 No. 333-37313) pertaining to the 1996 StemCells, Inc. Stock Option Plan and the 1997 CytoTherapeutics, Inc. StemCells Research Stock Option Plan, in the Registration Statements (Form S-3 No. 333-75806, No. 333-66692, No. 333-61726
and No. 333-83992) of Stemcells, Inc. and in the Registration Statements (Form S-3 No. 333-68900 and No. 333-91228) of CytoTherapeutics, Inc. and in the related Prospectuses of our report dated February 12, 2002, except for
Note 1--Restatement of Financial Statements, as to which the date is July 29, 2002, with respect to the consolidated financial statements of StemCells, Inc. included in the Annual Report (Form 10-K/A) for the year ended December 31, 2001.

                                          /s/ Ernst & Young LLP
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Palo Alto, California
July 30, 2002